CSFB 04-7

Group 8

Pay rules

1.

Pay the NAS priority amount to the 8N1.

a.

Concurrently:

i.

50% Pay to the 8S11 and the 8S12 in that order until retired

ii.

50% as follows:

1.

Pay pro-rata to the 8S1-8S9 and the 8FL1 until retired

2.

Pay to the 8S10 until retired

2.

Pay to the 8N1 until retired.

Notes

Pxing Speed = 100 PPC (6CPR to 20CPR in 12 months, remaining at 20CPR thereafter)

NAS bonds = 8N1 standard 60 mo lockout. (apply shift to both sched and prepays)

Nas Priority =  (8N1 balance)/ Total Non-PO balance

Floaters:

8FL1 – 1ML + 0.40, 7.5% Cap, 0.40 Floor, 0 day delay, initial libor – 1.85%

Inverses:

8IN1 --  7.1% + (-1 x  ML), 7.1% Cap, 0.0 Floor, 0 day delay, initial libor – 1.85%

Settlement = 10/29